CAPITAL GOLD CORPORATION AND NAYARIT GOLD INC.
ENTER INTO BUSINESS COMBINATION AGREEMENT

NEW YORK and HALIFAX, NS – February 11, 2010 – Capital Gold Corporation (NYSE Amex: “CGC”/TSX:CGC) (“Capital Gold”) and Nayarit Gold Inc. (TSX:NYG) (“Nayarit”) today jointly announced that they have entered into an agreement (the “Agreement”) with respect to a proposed business combination in an all-share transaction subject to the completion of satisfactory due diligence, receipt of Nayarit and Capital Gold shareholder approval, receipt by Nayarit of a fairness opinion, regulatory approvals and the satisfaction of certain other conditions.  The transaction is expected to close in May 2010.

Capital Gold is a gold production and exploration company with operations in Mexico.  Nayarit is a Canadian mineral exploration company with a NI 43-101 resource estimate and a preliminary economic analysis on its flagship property in Nayarit, Mexico.

Pursuant to the terms of the Agreement, subject to the satisfaction or waiver of all conditions, all of the Nayarit common shares (the “Nayarit Common Shares”) issued and outstanding immediately prior to the consummation of the business combination (other than Nayarit Common Shares held by dissenting stockholders of Nayarit) shall become exchangeable into the common stock of Capital Gold on the basis of .134048 shares of Company common stock for each one (1) Nayarit Common Share (the “Consideration”).  Following the business combination, the surviving entity (the “Combined Entity”) will be a wholly-owned subsidiary of Capital Gold.  Upon the consummation of the business combination, Nayarit shareholders will own approximately 19.97% of the issued and outstanding shares of Capital Gold common stock.

“We anticipate that the proposed business combination will significantly strengthen both companies and add shareholder value through additional mineral and human resources, and synergies on many levels,” stated John Brownlie, President and Chief Operating Officer of Capital Gold.  Mr. Brownlie also stated, “Nayarit has recently through SRK Consulting (US) Inc. of Lakewood CO completed a preliminary economic assessment on its Orion property located in the state of Nayarit Mexico and Capital Gold at its El Chanate mine through recent enhancements increased its gold production. Capital Gold is also working to add additional mineral resources through its exploration efforts at its Saric properties located a short distance from its El Chanate mine in Sonora Mexico.”

Upon the consummation of the business combination, the board of directors of Capital Gold shall consist of its existing directors and one nominee of Nayarit. John Brownlie will continue to serve as President of Capital Gold and Bradley Langille and Colin Sutherland will join Capital Gold as senior officers.

“We believe the combination with Capital Gold creates both near-term and long-term value for our shareholders” Colin Sutherland, Nayarit’s President and Chief Executive Officer said.  “The quality of the respective assets, the strength of the management teams, along with our combined proven track record of building value creates an exciting platform for the future.”

Each of Capital Gold and Nayarit intend to call a special meeting of their respective stockholders to seek approval of the business combination.

The Agreement includes customary representations, warranties and covenants as well as various conditions including the following:

•	That each of the board of directors of Capital Gold and Nayarit shall have recommended to its stockholders approval of the business combination;

•	Approval by the stockholders of Capital Gold and Nayarit of the business combination;

•	Lockup agreements from certain of the officers and directors of Nayarit and Capital Gold;

•	Receipt of all requisite regulatory, third party and other approvals and consents; and

•	Other customary terms and conditions, including but not limited to non-solicitations provisions and the payment of a U.S.$1 million break fee by either party upon the occurrence of certain events

Jennings Capital Inc. is serving as financial advisor to Capital Gold with respect to the business combination. Ellenoff Grossman & Schole LLP is serving as U.S. counsel, Kutkevicius Kirsh, LLP is serving as Canadian counsel, Davis Graham & Stubbs LLP is serving as special mining counsel and Tapia, Robles y Cabrera S.C. is serving as Mexican counsel for Capital Gold. Peterson Law is serving as Canadian counsel and Kavinoky Cook LLP is serving as US counsel for Nayarit.

Additional information regarding Nayarit, the business combination and the related transactions will be available on a Form 8-K to be filed by Capital Gold, a copy of which may be obtained without charge, at the Securities and Exchange Commission’s website at http://www.sec.gov. Nayarit’s website is http://www. nayaritgold.com.

With respect to disclosure related to Nayarit, Mr. Jeffrey Volk, P. Geo, Principal Resource Geologist with SRK Consulting (US) Inc., is a Qualified Person (QP) as defined in NI 43-101 and has reviewed this release.

About Capital Gold

Capital Gold Corporation is a gold production and exploration company. Through its Mexican subsidiaries and affiliates, it owns 100% of the El Chanate gold property in Sonora, Mexico. Capital Gold has also begun exploration of 4,100 hectares of owned and leased concessions near the town of Saric, 60 miles from El Chanate.  Further information about Capital Gold and the El Chanate Gold mine is available on Capital Gold’s website, www.capitalgoldcorp.com.

About Nayarit Gold, Inc.

Nayarit Gold Inc. is a Canadian junior resource company with its flagship property in the state of Nayarit, Mexico.  The Orion District is in excess of 105,000 contiguous hectares, and contains a NI 43-101 compliant Preliminary Economic Assessment showing the potential for the mining of  1.182 million tonnes with a gold grade of 2.79 g/t and silver grade of 267.0 g/t.  Management’s goal is to build a profitable resource company and maximize shareholder value through successful exploration programs and continued development.  Further information is available on Nayarit’s website, www.nayaritgold.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Capital Gold, Nayarit, and the Combined Entity’s business after completion of the proposed transactions. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of the management of Capital Gold and Nayarit, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changing interpretations of generally accepted accounting principles, continued compliance with government regulations, changing legislation or regulatory environments, requirements or changes affecting the business in which Capital Gold, and Nayarit are, and the Combined Entity will be, engaged, management of rapid growth, intensity of competition, general economic conditions, as well as other relevant risks detailed in Capital Gold’s filings with the SEC and Nayarit’s current filings and the filings to be made by the Combined Entity with securities regulatory authorities in connection with the proposed transaction. The information set forth herein should be read in light of such risks. None of Capital Gold, Nayarit or the Combined Entity assumes any obligation to update the information contained in this release.

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. Capital Gold, Nayarit, the Combined Entity and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meetings of Capital Gold’s stockholders to be held to approve the transactions described herein. In connection with the proposed business combination, Capital Gold will file with the SEC a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus. Capital Gold’s stockholders are advised to read, when available, the proxy statement/prospectus and other documents filed with the SEC in connection with the solicitation of proxies for the special meeting because these documents will contain important information. The definitive proxy statement/prospectus will be mailed to Capital Gold’s stockholders as of a record date to be established for voting on the business combination. Capital Gold’s stockholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Capital Gold Corporation, 76 Beaver St - 14th floor, New York, NY 10005. The preliminary proxy statement/prospectus and definitive proxy statement/prospectus, once available, can also be obtained, without charge, at the SEC’s website at http://www.sec.gov.

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Contacts:

Capital Gold Corporation
Kelly Cody, Manager, Investor Relations
Capital Gold Corporation
Tel: (212) 344-2785
Fax: (212) 344-4537
Email: kelly@capitalgoldcorp.com

Nayarit Gold Inc.
Colin Sutherland, CA
President & CEO
Nayarit Gold Inc.
Tel: 902-252-3833